Exhibit 99.1

The Avon Water Company	The Connecticut Water Company

Avon Water Company to join Connecticut Water
Second Water Utility entering into Agreement with CTWS in 2016

Avon, Connecticut, October 12, 2016 - The Avon Water Company (“AWC”) and Connecticut Water Service, Inc. (“Connecticut Water” or “CTWS”) today announced that the parties have reached an agreement for Avon Water Company to join Connecticut Water. Connecticut Water is a parent holding company based in Clinton, Connecticut which conducts its regulated water operations in Connecticut and Maine through its operating subsidiaries, The Connecticut Water Company and The Maine Water Company.
According to Robert W. Wesneski, President of Avon Water Company, Connecticut Water will continue Avon Water Company’s long tradition of providing excellent service to customers. He stated, “Our experienced team of employees will continue to serve their local customers and communities as part of Connecticut Water with access to support from Connecticut Water’s team of experienced water professionals. Connecticut Water is a highly regarded water utility company with a strong record of customer service, investment in infrastructure and stewardship of the environment.”
Eric W. Thornburg, President and CEO of Connecticut Water stated, “We are eager to have Avon Water Company join with Connecticut Water. Avon Water is widely viewed as a premier small water utility in the state and has an excellent reputation for quality and effectiveness among customers, regulators and local officials. Customers will benefit by being part of a larger, regional company, which has a size and presence that provides for operational efficiencies, greater purchasing power, and other economies of scale which can drive long term cost savings.” Mr. Thornburg further stated, “We are also pleased that Bob Wesneski will remain in his leadership role, ensuring continuity of operations and strong relationships with local community leaders.”
Avon Water Company serves about 4,800 customers in the Farmington Valley communities of Avon, Farmington, and Simsbury, and is located near Connecticut Water’s existing operations in Avon and Farmington.

The agreement provides for the payment of stock consideration valued at approximately $26.2 million and a cash payment of $6.2 million for a total payment to shareholders of $32.4 million. Holders of Avon Water Company common stock will receive 80% of the transaction consideration in the form of shares of CTWS common stock in a tax-free exchange. The transaction reflects a total enterprise value of approximately $36.6 million, with the $32.4 million paid to shareholders and the assumption by Connecticut Water of approximately $4.2 million in long-term debt of Avon Water Company.
The transaction will require an approval vote by the shareholders of Avon Water Company and approval by each of the Connecticut Public Utilities Regulatory Authority (“PURA”) and the Maine Public Utilities Commission (“MPUC”). The parties plan to file applications with both PURA and the MPUC in the fourth quarter of 2016 with an anticipated closing by April 2017. Upon receipt of regulatory approval and the closing of the transaction, the company will maintain its separate corporate existence and current name, Avon Water Company. At the closing, Avon Water will become a wholly owned subsidiary of CTWS and a sister company to Connecticut Water and Maine Water. The transaction will not affect the rates or service for any of those water company customers.
This is the second agreement announced in 2016 of a regulated Connecticut water and/or wastewater utility joining CTWS. Less than 6 months ago, on May 10, CTWS announced that it had reached an agreement to purchase the Heritage Village Water Company (“HVWC”). HVWC serves 4,700 water and 3,000 wastewater customers in the communities of Middlebury, Oxford and Southbury. A final PURA decision on that acquisition is expected in early December with an anticipated closing by the end of the year.
With the addition of these two companies, CTWS will have grown its customer base by more than 45% since 2011 through acquisitions in Connecticut and Maine, with HVWC and AWC combined representing 8% customer growth for the company. CTWS will now serve more than 132,000 water customers, or more than 450,000 people in 80 communities across Connecticut and Maine, and more than 3,000 wastewater customers in Southbury, Connecticut.
Connecticut Water Service, Inc. (NASDAQ: CTWS) is one of the ten largest shareholder-owned water utilities in the country with a market capitalization of more than $550 million. Its stock trades on the NASDAQ Global Select Market under the ticker symbol CTWS.
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Forward Looking Statements

This news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Connecticut Water’s proposed merger transaction with the Avon Water Company. Examples include statements regarding the anticipated closing date of the transaction and anticipated future results. Numerous factors could cause actual results to differ materially from expected results, such as delays in completing the merger, difficulties in achieving anticipated benefits or cost savings from the merger or in achieving such anticipated benefits or cost savings within the expected time frame, difficulties integrating these companies’ operations, increased competitive pressures, changes in general economic conditions, legislative and regulatory changes that adversely affect the water utility business, changes in the securities markets, and other future risks and uncertainties disclosed from time to time in documents that Connecticut Water files with the Securities and Exchange Commission.  We undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

Additional Information About the Merger and Where to Find It

In connection with the proposed merger, CTWS will be filing a registration statement on Form S-4 with the SEC under the Securities Act of 1933 containing a proxy statement of the Avon Water Company that also constitutes a prospectus of CTWS (the “Statement/Prospectus”) and other documents regarding the proposed transaction.

Before making any voting or investment decisions, we urge investors and security holders to read the Statement/Prospectus (including all amendments and supplements thereto) and other documents filed with the SEC carefully and in their entirety when they become available, because they will contain important information about CTWS, Avon Water Company and the proposed merger.

When available, copies of the Statement/Prospectus will be mailed to the shareholders of the Avon Water Company. Copies of the Statement/Prospectus may be obtained free of charge at the SEC's web site at www.sec.gov, or by directing a request to CTWS's Corporate Secretary, Kristen A. Johnson, at Connecticut Water Service, Inc., 93 West Main Street, Clinton, Connecticut 06413, or by telephone at 1-800-428-3985, ext. 3056, or on our website at www.ctwater.com. Copies of other documents filed by CTWS with the SEC may also be obtained free of charge at the SEC's web site or by directing a request to CTWS at the address provided above.

CTWS and the Avon Water Company and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the approval of the proposed merger. Information regarding CTWS's directors and executive officers and their respective interests in CTWS by security holdings or otherwise is available in its Annual Report on Form 10-K filed with the SEC on March 14, 2016 and its Proxy Statement on Schedule 14A filed with the SEC on March 31, 2016. Certain information regarding the Avon Water Company’s directors and executive officers is available in its Annual Report for 2015 filed with the PURA and available at the PURA's website, www.ct.gov/pura. Additional information regarding the interests of such potential participants will be included in the Statement/Prospectus and registration statement, and other relevant materials to be filed with the SEC, when they become available, including in connection with the solicitation of proxies to approve the proposed merger.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offer or sale of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933.

News media contacts:

Avon Water Company

Robert W. Wesneski
President
860-678-0001
avonwater@snet.net

Connecticut Water

Daniel J Meaney, APR
Director of Corporate Communications
(860) 664-6016
dmeaney@ctwater.com